UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2014

Farmer Bros. Co.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34249	95-0725980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20333 South Normandie Avenue, Torrance, California
(Address of Principal Executive Offices)

90502
(Zip Code)

(310) 787-5200
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

(a) On February 28, 2014, Farmer Bros. Co., a Delaware corporation (the “Company”) entered into Amendment No. 3 to Amended and Restated Loan and Security Agreement ( “Amendment No. 3”), which amends the Company’s existing Amended and Restated Loan and Security Agreement, dated September 12, 2011, as previously amended by Amendment No. 1 to Amended and Restated Loan and Security Agreement, dated January 9, 2012 and Amendment No. 2 to Amended and Restated Loan and Security Agreement, dated March 18, 2013 (the “Loan Agreement”), among the Company and Coffee Bean International, Inc., as Borrowers, certain of the Company’s other subsidiaries, as Guarantors, the Lenders party thereto, and Wells Fargo Bank, National Association ("Wells Fargo"), as agent for the Lenders. Amendment No. 3 amended the definition of “Applicable Margin” set forth in Section 1.8 of the Loan Agreement. Applicable Margin with respect to Eurodollar rate loans and Prime rate loans will be based on excess availability for the immediately preceding calendar month as follows, subject to certain provisions:

Tier	Monthly Average Excess Availability	Applicable Margin with respect to
		Eurodollar Rate Loans	Prime Rate Loans
1	Greater than $30,000,000	1.75%	0.00%
2	Less than or equal to $30,000,000 and greater than $17,500,000	2.00%	0.25%
3	Less than or equal to $17,500,000	2.25%	0.50%

In addition to the above, certain collateral reporting requirements by the Borrowers and frequency of field examinations by the Lenders were also amended.

The foregoing description does not purport to be complete and is qualified in its entirety by the full text of Amendment No. 3, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Wells Fargo and its affiliates have performed, and may in the future perform, for the Company and its subsidiaries, various commercial banking and transfer agent services, for which they have received, and will receive, customary fees and expenses.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Effective February 27, 2014, the Company and Mark J. Nelson entered into Amendment No. 1 ("Amended Agreement") to the Nelson Employment Agreement dated April 1, 2013 ("Existing Agreement"), pursuant to which Mr. Nelson's annual base salary was increased to $310,000 effective as of January 1, 2014. Mr. Nelsons' annual base salary can be adjusted upward or downward by the Company from time to time but shall not be reduced below $280,000 per annum. In addition, the Amended Agreement increases the Applicable Percentage of Mr. Nelson's Target Award as defined in the Company's 2005 Incentive Compensation Plan, or any successor plans that are in effect and in which one or more of the Company's other executive officers also participate, to sixty percent (60%) of Mr. Nelson's base annual salary from fifty percent (55%) of his base annual salary. The Applicable Percentage can be adjusted upward or downward by the Company from time to time but shall not be reduced below 55%. The revised Applicable Percentage shall apply as of July 1, 2013 (for the entirety of fiscal 2014).
The foregoing description does not purport to be complete and is qualified in its entirety by the full text of the Amended Agreement, a copy of which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Item 8.01. Other Events.
On February 27, 2014, the Board of Directors omitted the payment of a quarterly dividend in the upcoming fourth quarter of fiscal 2014.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1
Amendment No. 3 to Amended and Restated Loan and Security Agreement, dated as of February 28, 2014, by and among Farmer Bros. Co. and Coffee Bean International, Inc., as Borrowers, Coffee Bean Holding Co., Inc. and FBC Finance Company, as Guarantors, the Lenders party thereto, and Wells Fargo Bank, National Association, as Agent

10.2	Amendment No. 1 to Employment Agreement, effective as of February 27, 2014, by and between Farmer Bros. Co. and Mark J. Nelson*
______________
*Management contract or compensatory plan or arrangement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 5, 2014

FARMER BROS. CO.

By:	/s/ MARK J. NELSON
Mark J. Nelson
Treasurer and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1
Amendment No. 3 to Amended and Restated Loan and Security Agreement, dated as of February 28, 2014, by and among Farmer Bros. Co. and Coffee Bean International, Inc., as Borrowers, Coffee Bean Holding Co., Inc. and FBC Finance Company, as Guarantors, the Lenders party thereto, and Wells Fargo Bank, National Association, as Agent

10.2	Amendment No. 1 to Employment Agreement, effective as of February 27, 2014, by and between Farmer Bros. Co. and Mark J. Nelson*
______________
*Management contract or compensatory plan or arrangement